Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees
First Savings Bank Northwest Savings Plan

We consent to the incorporation by reference in the Registration Statement (No. 333-149292) on Form S-8 of First Financial Northwest, Inc. of our report dated June 30, 2014, relating to the financial statements and supplemental schedule of the First Savings Bank Northwest Savings Plan which appear in the Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ Moss Adams LLP

Everett, Washington
June 30, 2014